Exhibit 11.1

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share


                                                For the Quarter Ended June 30, 1998
                                                -----------------------------------
                                               Income            Shares    Per-Share
                                             (Numerator)  (Denominator)       Amount
                                             -----------  -------------     --------
Net Income                                   $1,223,250
Less: Preferred Stock dividends                (150,000)
                                            -----------

Basic earnings per share:
  Income available to common stockholders     1,073,250     21,905,706          $.05
                                                                                ====

Effect of dilutive securities:
  Warrants                                                     91,651
   Stock options                                              382,688
                                            -----------     ----------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                 $1,073,250     22,380,045          $.05
                                             ==========     ==========          ----

                                                For the Quarter Ended June 30, 1997
                                                -----------------------------------
                                               Income            Shares    Per-Share
                                             (Numerator)  (Denominator)       Amount
                                             -----------  -------------     --------
 Net Income                                    $875,500
 Less:  Preferred Stock dividends              (195,930)
                                               --------

Basic earnings per share:
   Income available to common stockholders      679,570      9,484,847          $.07
                                                                                ====

 Effect of dilutive securities:
   Cumulative Convertible--Series 2
   preferred stock                               45,000      7,500,000
   Stock Options                                                69,404
   12.5% Redeemable Convertible preferred st        930         27,861
                                               --------     ----------

 Diluted earnings per share:
   Income available to common stockholders
     plus assumed conversions                  $725,500     17,082,112          $.04
                                               ========     ==========          ----

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                                               For the Six Months Ended June 30, 1998
                                             ---------------------------------------
                                               Income            Shares    Per-Share
                                             (Numerator)  (Denominator)      Amount
                                             -----------  -------------     --------
 Net Income                                  $2,675,249
 Less: Preferred Stock dividends               (300,454)
                                             ----------
 Basic earnings per share:
   Income available to common stockholders    2,374,795     21,875,772          $.11
                                                                                ====
 Effect of dilutive securities:
   Warrants                                                     88,046
   Stock options                                               371,867
                                             ----------     ----------
 Diluted earnings per share:
   Income available to common stockholders
     plus assumed conversions                $2,374,795     22,335,685          $.11
                                             ==========     ==========          ----

                                               For the Six Months Ended June 30, 1997
                                             ---------------------------------------
                                               Income            Shares    Per-Share
                                             (Numerator)  (Denominator)       Amount
                                             -----------  -------------     --------
 Net Income                                  $1,600,528
 Less:  Preferred Stock dividends              (369,360)
                                             ----------
 Basic earnings per share:
   Income available to common stockholders    1,231,168      9,484,847          $.13
                                                                                ----
 Effect of dilutive securities:
   Cumulative Convertible--Series 2
   preferred stock                               67,500      7,500,000
   Stock Options                                                69,404
   12.5% Redeemable Convertible preferred
   stock                                          1,860         27,861
                                             ----------      ---------
 Diluted earnings per share:
   Income available to common stockholders
     plus assumed conversions                $1,300,528     17,082,112          $.08
                                             ==========     ==========          ----